Exhibit 99.1

SORL Auto Parts Reports Record Annual Net Sales
With a 40.1% Increase in the 2017 Year

ZHEJIANG, China, April 2, 2018 -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its financial results for the fourth quarter of 2017 and the year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights

•	Net sales for the 2017 fourth quarter rose 43.4% to $123.0 million from $85.5 million in the 2016 fourth quarter;

•	Revenues from the domestic OEM segment climbed 73.3% to $38.3 million from $22.1 million in the fourth quarter of 2016;

•	Revenues from China's domestic aftermarket increased 29.6% to $66.1 million, from $51.0 million in the fourth quarter of 2016;

•	Revenues from international markets grew 46.5% to $18.6 million, from $12.7 million in the fourth quarter of 2016;

•	Gross profit climbed 63.6% and gross margin increased to 25.5% from 22.3%.

2017 Full Year Highlights

•	Net sales increased 40.1% to another new annual record of $390.5 million compared to the prior annual record of $278.7 million in 2016;

•	Gross margin increased to 26.7% as compared with 27.0% a year ago;

•	Net income attributable to stockholders for fiscal 2017 increased 26.6% to $24.3 million, or $1.26 per diluted share compared with $19.2 million, or $1.00 per diluted share, in 2016;

•	Cash flow from operations grew to $33.8 million compared with $5.4 million in 2016.

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated, “We are pleased to close out 2017 with another quarter of top line growth, making it two consecutive years of record setting annual sales. All three lines of our businesses registered strong growth in the fourth quarter. As the Chinese economy regained growth momentum in 2017, increased infrastructure and residential property development together with the positive effects of supply-side reform and heightened policies of emission control, propelled strong demand for new trucks.”

Ms. Jinrui Yu, SORL’s Chief Operating Officer, added, “Our growth significantly outperformed the on-road commercial vehicle market as our advanced commercial vehicle braking products continued to enable us to expand our customer base and grow our market share in China and abroad. For 10 consecutive years, we generated profits and our earning power has improved in 2017. With $33.8 million in net cashflow from operations, we achieved a significant increase from last year.”

“We also invested over $26 million in property, plant and equipment in 2017 to further enhance our productivity and prepare ourselves to meet the growing demand for our products. As the market leader of braking products for on-road commercial vehicles in China, and braking systems are one of the most critical vehicle safety related components, we are well positioned for future growth,” Ms. Yu concluded.

Fourth Quarter 2017 Financial Results

For the fourth quarter of 2017, net sales increased by 43.4% to $123.0 million from $85.5 million from the fourth quarter of 2016. Revenues from the Company’s domestic OEM customers were $38.3 million, an increase of 73.3% from $22.1 million in the fourth quarter of 2016. The strong year-over-year sales growth to the OEM market was mainly due to increased sales of new trucks, especially heavy-duty trucks.

Sales to China's domestic aftermarket increased 29.6% to $66.1 million, compared with $51.0 million in the same quarter of 2016. The increased sales in aftermarket segment were mainly attributable to the robust sales of new vehicles in the recent quarters, generating higher expiration of OEM warranties. Revenues from international markets increased 46.5% to $18.6 million, compared to $12.7 million in the same quarter of 2016 as the Company’s global customer base continued to expand.

The gross profit for the fourth quarter of 2017 increased by 63.6% to $31.3 million from $19.1 million a year ago. Gross margin was 25.5% compared with 22.3% in the fourth quarter of 2016.

In the fourth quarter of 2017, operating expenses increased to $28.2 million from $8.9 million in the same quarter of 2016. As a percentage of revenue, operating expenses were 23.0% in the fourth quarter of 2017, compared with 10.3% in the fourth quarter of 2016.

•	Selling and distribution expenses were $16.2 million, or 13.2% of quarterly revenues, compared with $9.2 million, or 10.7%% a year ago. Higher selling and distribution expenses were primarily due to the higher freight, packaging and compensation to the sales team for outperforming the market and increasing the Company’s market share.

•	General and administrative ("G&A") expenses in the fourth quarter of 2017 were $8.5 million compared with negative $1.5 million a year ago. G&A expenses as a percentage of revenue in the fourth quarter of 2017 was 6.9%. The negative G&A expenses in the fourth quarter of 2016 were mainly due to a large sum of aged receivables collected in the quarter which reversed bad debt provisions in the G&A expenses. The extraordinary 2016 fourth quarter G&A expenses makes year-over-year comparisons challenging in the 2017 fourth quarter.

•	Research and development ("R&D") expenses were $3.5 million in the fourth quarter of 2017 compared with $1.2 million in the fourth quarter of 2016. As a percentage of revenue, R&D expenses were 2.9% in the fourth quarter of 2017 compared with 1.4% of revenue in the fourth quarter of 2016.

Financial expenses were $1.3 million, compared with $0.4 million in the fourth quarter of 2016.

Income before income taxes was $3.7 million compared with $10.8 million in the fourth quarter of 2016. The decrease in income before income taxes reflected higher operating expenses compared to the fourth quarter of 2016.

The provision for income taxes was $0.5 million in the fourth quarter of 2017 as compared to a $1.6 million reversal in the fourth quarter of last year. The tax rate was 13.3% in the fourth quarter of 2017 compared with 14.7% a year ago.

Net income attributable to stockholders for the fourth quarter of 2017 was $2.9 million, or $0.15 per basic and diluted share, compared with $8.3 million, or $0.43 per basic and diluted share a year ago.

Full Year 2017 Financial Results

SORL's net sales for the fiscal year ended December 31, 2017 increased 40.1% to a new record high of $390.5 million from the former annual record high of $278.7 million in 2016.

For the fiscal year ended December 31, 2017, the Company’s sales to the domestic OEM market increased by 52.0% to $180.1 million from $118.4 million in 2016. According to the China Association of Automobile Manufacturers (“CAAM”), the total unit sales of commercial vehicles in China increased by 14.0% in 2017. Total truck unit sales grew by 16.9% as the sales growth of heavy-duty trucks exceeded 50%. The bus market reported a unit sales decline in 2017.

Aftermarket sales increased by 37.2% to $138.4 million from $100.9 million in 2016. The increasing number of OEM warranty expirations from prior years’ commercial vehicle sales helped drive aftermarket growth in 2017. International sales increased by 21.3% to $72.0 million compared with $59.4 million last year due to a growing international customer base.

SORL's gross profit increased 38.2% to $104.2 million from $75.4 million in 2016 due to increased sales. Gross margin decreased to 26.7% from 27.0% in 2016 due primarily to price promotions to increase the Company’s leading market position.

SORL’s operational expenses increased to $72.1 million from $52.8 million in 2016.

•	Selling expenses increased by approximately $9.2 million compared with 2016 primarily due to higher freight, packaging and commissions related to higher sales. As a percentage of sales revenue, selling expenses were 10.0% for the year ended December 31, 2017 compared with 10.7% in 2016.

•	G&A expenses increased by $6.8 million in 2017 mainly due to higher sales. G&A expenses increased to 5.6% of sales revenue for the year ended December 31, 2017, as compared to 5.5% for the 2016 year.

•	R&D costs increased by $3.3 million from 2016 as SORL continued to build new advanced products and enhance traditional technologies. The Company's focus was on developing electronically controlled products to enhance braking performance in 2017. As a percentage of sales revenue, R&D expenses were stable at 2.8% for the years ended December 31, 2017 and 2016.

Net other operating income was $3.0 million compared with $0.6 million in 2016 due to increased sales of scrap metals.

Financial expenses increased to $3.1 million from $0.9 million in 2016, mainly due to higher interest rates and an increased amount of average loans outstanding.

Income before provision for income taxes increased 28.9% to $31.7 million from $24.6 million in 2016. The pretax income margin was 8.1% in the 2017 year compared with 8.8% in 2016.

The provision for income taxes was $4.7 million representing a 14.9% tax rate compared with $3.3 million, or a 13.3% tax rate in 2016.

The net income attributable to stockholders in 2017 was $24.3 million, compared with $19.2 million in 2016. Earnings per share, both basic and diluted, for the full year ended December 31, 2017 and 2016, were $1.26 and $1.00 per share, respectively. Net income and EPS grew year-over-year by 26.6% and 26.0%, respectively.

Balance Sheet

As of December 31, 2017, the Company had cash and cash equivalents of $4.2 million compared to $8.1 million on December 31, 2016. Bank acceptance notes from customers were $116.0 million compared to $42.7 million at December 31, 2016. Inventory was $114.3 million compared to $65.8 million on December 31, 2016. Short-term bank loans were $125.4 million compared to $27.4 million on December 31, 2016. Total equity was $200.3 million at December 31, 2017 compared with $162.4 million at December 31, 2016. On December 31, 2017, working capital was $111.4 million with a current ratio of 1.3 to 1. Net cash flow from operating activities was $33.8 million compared with $5.4 million in 2016.

Business Outlook

For the fiscal year 2018, management expects net sales to be approximately $450 million and net income attributable to stockholders to be approximately $28 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Monday, April 2, 2017, at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its 2017 fourth quarter and year end results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +864-001-202-840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 8:00 A.M. EDT or 8:00 P.M. Beijing Time on May 2, 2018. The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID “27295” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss

Investor Relations

Awaken Advisors
212-521-4050
kevin.theiss@awakenlab.com

– Tables Follow –

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2017 and December 31, 2016

	December 31, 2017		December 31, 2016
Assets
Current Assets
Cash and cash equivalents	US$	4,221,940	US$	8,057,155
Accounts receivable, net, including $1,297,734 and $5,025,509 from related parties at December 31, 2017 and 2016, respectively		134,384,961		102,129,294
Bank acceptance notes from customers		116,040,688		42,697,276
Inventories		114,300,564		65,776,517
Prepayments, current, including $999,527 and $- to related party at December 31, 2017 and 2016, respectively		8,826,004		10,797,601
Restricted cash		376,236		5,476,621
Advances to related parties		72,318,224		-
Other current assets, net		5,555,568		1,124,608
Total Current Assets		456,024,185		236,059,072

Property, plant and equipment, net		79,828,006		53,737,706
Land use rights, net		14,912,134		8,309,333
Intangible assets, net		3,341		11,438
Deposits for long-term loans		10,712,865		-
Prepayments, non-current		16,594,987		-
Deferred tax assets		4,240,424		3,210,575
Total Non-current Assets		126,291,757		65,269,052
Total Assets	US$	582,315,942	US$	301,328,124

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $15,896,804 and $1,953,707 payable to related parties at December 31, 2017 and 2016, respectively	US$	118,051,633	US$	65,672,626
Deposits received from customers		44,107,746		22,733,742
Short term bank loans		125,380,899		27,416,376
Current portion of long term loans		24,266,031		-
Income tax payable		3,249,727		996,522
Accrued expenses		25,154,658		20,103,392
Due to related party		1,572,963		-
Other current liabilities		2,857,130		2,013,943
Total Current Liabilities		344,640,787		138,936,601
Long-term loans		37,383,224		-
Total Non-current Liabilities		37,383,224		-
Total Liabilities		382,024,011		138,936,601
Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of December 31, 2017 and December 31, 2016		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of December 31, 2017 and 2016		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		17,562,357		15,129,935
Accumulated other comprehensive income		15,903,188		6,117,042
Retained earnings		168,244,329		146,352,530
Total SORL Auto Parts, Inc. Stockholders' Equity		173,165,829		139,055,462
Noncontrolling Interest In Subsidiaries		27,126,102		23,336,061
Total Equity		200,291,931		162,391,523
Total Liabilities and Equity	US$	582,315,942	US$	301,328,124

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
For the Years Ended on December 31, 2017 and 2016

	2017		2016
Sales	US$	390,522,569	US$	278,743,122
Include: sales to related parties		24,376,622		20,289,371
Cost of sales		286,336,367		203,353,086
Gross profit		104,186,202		75,390,036
Expenses:
Selling and distribution expenses		39,067,566		29,837,757
General and administrative expenses		22,023,338		15,206,423
Research and development expenses		11,004,560		7,709,533
Total operating expenses		72,095,464		52,753,713
Other operating income, net		3,039,824		555,946
Income from operations		35,130,562		23,192,269
Interest income		232,466		1,047,667
Government grants		2,264,055		832,264
Other income		101,475		1,244,078
Interest expenses		(3,100,396)		(887,097)
Other expenses		(2,883,440)		(807,858)
Income before income taxes provision		31,744,722		24,621,323
Income taxes provision		4,717,810		3,266,413
Net income	US$	27,026,912	US$	21,354,910
Net income attributable to noncontrolling interest in subsidiaries		2,702,691		2,135,516
Net income attributable to common stockholders	US$	24,324,221	US$	19,219,394
Comprehensive income:
Net income	US$	27,026,912	US$	21,354,910
Foreign currency translation adjustments		10,873,495		(10,606,219)
Comprehensive income		37,900,407		10,748,691
Comprehensive income attributable to noncontrolling interest in subsidiaries		3,790,041		1,074,894
Comprehensive income attributable to common stockholders	US$	34,110,366	US$	9,673,797
Weighted average common share - basic		19,304,921		19,304,921
Weighted average common share - diluted		19,304,921		19,304,921
EPS - basic	US$	1.26	US$	1.00
EPS - diluted	US$	1.26	US$	1.00

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For The Years Ended on December 31, 2017 and 2016

	2017		2016
Cash Flows From Operating Activities
Net Income	US$	27,026,912	US$	21,354,910
Adjustments to reconcile net income to net cash provided by operating activities:

Allowance for doubtful accounts		1,474,872		395,491
Depreciation and amortization		9,259,516		7,239,908
Deferred income tax		(807,058)		(502,903
Loss on disposal of property and equipment		9,515		-
Changes in assets and liabilities:
Account receivable		(26,640,753)		(39,422,631)
Bank acceptance notes from customers		(3,197,464)		(21,991,160)
Other currents assets		(4,371,425)		(291,979)
Inventories		(43,139,593)		3,281,901
Prepayments		1,877,272		(7,366,749)
Prepaid capital lease interest		-		90,373
Accounts payable and bank acceptance notes to vendors		46,444,126		31,988,447
Income tax payable		2,126,238		1,314,808
Deposits received from customers		19,292,310		4,135,536
Other current liabilities and accrued expenses		4,466,181		5,201,618
Net Cash Flows Provided By Operating Activities		33,820,649		5,427,570

Cash Flows From Investing Activities
Change in short term investments		-		58,993,591
Acquisition of property, equipment, plant and land use rights		(52,259,319)		(15,889,693)
Deposits for acquisition of land use rights		(2,982,537)		-
Refund of deposits for acquisition of land use rights		2,982,537		-
Advances to related parties		(186,885,309)		(18,247,384)
Repayment of advances to related parties		118,436,661		18,247,384
Change in restricted cash		5,275,390		(4,897,377)
Net Cash Flows Provided By (Used In) Investing Activities		(115,432,577		38,206,521

Cash Flows From Financing Activities
Proceeds from short term bank loans		206,836,188		53,895,058
Repayment of short term bank loans		(113,440,430)		(48,153,831)
Proceeds from related parties		103,775,545		-
Repayments to related parties		(139,482,122)		-
Proceeds from long term loans		27,925,402		-
Repayment of long term loans		(3,008,756)		-
Deposits for long-term loans		(5,196,271)		-
Distribution to controlling shareholders in connection with plant and land use rights exchange with entity under common control		-		(70,781,668)
Repayment of capital lease		-		(1,779,040)
Net Cash Flows Provided By (Used In) Financing Activities		77,409,556		(66,819,481)

Effects on changes in foreign exchange rate		367,157		1,011,717
Net change in cash and cash equivalents		(3,835,215)		(22,173,673)
Cash and cash equivalents- beginning of the year		8,057,155		30,230,828
Cash and cash equivalents - end of the year	US$	4,221,940	US$	8,057,155

Supplemental Cash Flow Disclosures:
Interest paid	US$	2,860,931	US$	807,587
Income taxes paid	US$	3,398,629	US$	3,284,070

Non-cash Investing and Financing Transactions
Transfer of plant and land use rights to entity under common control	US$	-	US$	17,342,372
Liabilities assumed in connection with the plant and land use rights exchange	US$	-	US$	5,351,196
Proceeds from long term loans in the form of bank acceptance notes	US$	29,692,975	US$	-
Loans from related party in the form of bank acceptance notes	US$	35,706,576	US$	-
Transfer of debt among related parties	US$	3,711,622	US$	-